ARTICLES  OF  INCOR'PORATION

WFAN N                                                    OF

                      NICOLE  INDUSTRIES,  INC.

      The undersigned proposes to form a corporation UNDER the law-, of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                             ARTICLE ONE

                                NAME

       The name of the corporation is NICOLE  INDUSTRIES, INC,

                            ARTICLE  TWO
                              LOCATION

      The registered office of the, corporation is at 318 North Carson Street, Suite 214, City of Carson CITY, STATE OF NEVADA, 89701, The resident agent is State Agent and Transfer Syndicate, Inc.


                           ARTICLE  THREE
                              PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.


                            ARTICLE FOUR
                            CAPITAL STOCK

      The amount of the total authorized capital stock of this corporation is 25,000 shares each without par value. Such shares are n on-assessable.


                            ARTICLE FIVE
                              DIRECTORS

      T'he members of the governing board of this corporation shall be styled directors. The name and address of the member of the first board of directors is:

                              Jehu Hand
                3 1 8 North Carson Street,  Suite 214
                        Carson City NV 89701





                             ARTICLE SIX
                   ELIMINATING PERSONAL LIABILITY

   Officers and directors shall have no personal liability to the corporation or
its    Stockholders for
   damages for breach of fiduciary duty as an Officer or director.  This
provision    does not eliminate or
   limit the liability of an officer or director for acts or emissions which
involve    intentional misconduct, fraud or a
   knowing violation of law or the pavment of distributions in violation of NRS 78.300




                            ARTICLE SEVEN
                            INCORPORATORS

   The, name and address of the incorporator is: Elizabeth R. Brogen 318 North
Carson    Street, Suite
   214, Carson City, Nevada 89701




                            ARTICLE EIGHT

                         PERIOD OF EXISTENCE

   The period of existence of this corporation shall be perpemal.



                            ARTICLE NINE

               AMENDMENT OF ARTICLES OF INCORPORATION

   'Ihe articles of incorporation of the corporation may bc amended from time to
timie    by a majority  vote  of all
   shareholders voting by written ballot in person or by proxy held at any
general    or special meeting of shareholders upon
   lawful notice.



                             ARTICLE TEN

                          VOTINCT OF SHARES

   In any election participated in by the shareholders, each, shareholder shall
have    one vote for each, share of stock he
   owns, either in person or by proxy as provided by law.  Cumulative voting
shall    not prevail in any election by the
   shareholders of this corporation.








   IN WITNESS WHEREOF the undesigned, FLIZABETH R. BROGAN, for the purpose of
forming    a corporation under
   the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, January 3, 1996.

                           INCOR.PORATOR:






STATE OF NEVADA

COUNTY OF CARSON CITY

On January 3, 1996, Elizabeth R. Brogan personally appeared before me, a notary public, and executed the above instrument.





 RICHARD JORDAN.  JFL
NOTARY PUSUC - 14EVGA       SIGNATURE OF NOTARY
APOT ASWOW IN CAPAM OW
   ASO. ft AUG. 4 106



                      CERTIFICATE OF ACCEPTANCE
                  OF APPOJNTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on
                         January 3, 1996, we
accepted appointment as Resident Agent for the above named corporation in accordance with Sec.
78-090, NRS 1957.

IN WITNESS WHEREOF, I have hcrcunto set my hand this January 3, 1996,




                                       Elizabeth R. Brogen for
                             State Agent and Transfer Syndicate, Incorporated